EXHIBIT 23.2

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 14, 2004 accompanying the financial statements of California Micro Devices (“the Company”) appearing in the 2004 Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K/A for the year ended March 31, 2004 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

San Jose, California

November 4, 2004